UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Amendment of Covisint Corporation 2009 Long Term Incentive Plan
On December 30, 2013, the Board of Directors of Covisint Corporation (“Covisint”) adopted he First Amendment (“Amendment”) to the Covisint Corporation 2009 Long Term Incentive Plan (the “LTIP”), subject to shareholder approval. The Amendment increased the number of shares of Covisint’s common stock available for issuance pursuant to stock-based awards granted under the LTIP by 3,000,000 shares (increasing the number of shares available for issuance under the LTIP from 4,500,000 to 7,500,000). On January 2, 2014, Compuware Corporation, a shareholder owning a majority of Covisint’s issued and outstanding common stock approved the Amendment. Covisint’s executive officers and directors are eligible to participate in the LTIP.
The Amendment will become effective on the twentieth calendar day following the date on which Covisint’s information statement on Schedule 14C is sent to the Covisint shareholders.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
 (d)            Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	First Amendment to the Covisint Corporation 2009 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	January 6, 2014	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel & Secretary